EXHIBIT 10.d

===============================================================================

                                CREDIT AGREEMENT


                                   dated as of


                               September 16, 1996,


                                      among


                               Sunbeam Corporation


                     The Borrowing Subsidiaries Party Hereto


                            The Lenders Party Hereto


                                       and


                            The Chase Manhattan Bank,
                             as Administrative Agent




                        $500,000,000 REVOLVING CREDIT AND
                          COMPETITIVE ADVANCE FACILITY


===============================================================================

                                TABLE OF CONTENTS


                                                                          PAGE

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.  Defined Terms.............................................     1
SECTION 1.02.  Classification of Loans and Borrowings....................    16
SECTION 1.03.  Terms Generally ..........................................    16


                                   ARTICLE II

                                   THE CREDITS

SECTION 2.01.  Commitments...............................................    17
SECTION 2.02.  Loans and Borrowings......................................    17
SECTION 2.03.  Requests for Revolving Borrowings.........................    18
SECTION 2.04.  Competitive Bid Procedure.................................    19
SECTION 2.05.  Funding of Borrowings.....................................    21
SECTION 2.06.  Interest Elections........................................    21
SECTION 2.07.  Termination and Reduction of Commitments..................    23
SECTION 2.08.  Repayment of Loans; Evidence of Debt......................    23
SECTION 2.09.  Prepayment of Loans.......................................    24
SECTION 2.10.  Fees......................................................    25
SECTION 2.11.  Interest..................................................    25
SECTION 2.12.  Alternate Rate of Interest................................    26
SECTION 2.13.  Increased Costs...........................................    27
SECTION 2.14.  Break Funding Payments....................................    28
SECTION 2.15.  Taxes.....................................................    28
SECTION 2.16.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs   29
SECTION 2.17.  Mitigation Obligations; Replacement of Lenders............    30
SECTION 2.18   Borrowing Subsidiaries....................................    31


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01.  Organization; Powers......................................    31
SECTION 3.02.  Authorization; Enforceability.............................    32
SECTION 3.03.  Governmental Approvals; No Conflicts......................    32
SECTION 3.04.  Financial Condition; No Material Adverse Change...........    32

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                                                                              2


SECTION 3.05.  Properties................................................    32
SECTION 3.06.  Litigation and Environmental Matters......................    33
SECTION 3.07.  Compliance with Laws and Agreements.......................    33
SECTION 3.08.  Certain Legal Matters.....................................    33
SECTION 3.09.  Taxes.....................................................    34
SECTION 3.10.  ERISA.....................................................    34
SECTION 3.11.  Disclosure................................................    34
SECTION 3.12.  Material Agreements.......................................    34


                                   ARTICLE IV

                                   CONDITIONS

SECTION 4.01.  Effective Date............................................    34
SECTION 4.02.  Each Credit Event.........................................    35
SECTION 4.03.  Initial Borrowing by Each Borrowing Subsidiary............    36


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

SECTION 5.01.  Financial Statements and Other Information................    37
SECTION 5.02.  Notices of Material Events................................    38
SECTION 5.03.  Existence; Conduct of Business............................    38
SECTION 5.04   Payment of Obligations....................................    38
SECTION 5.05.  Maintenance of Properties; Insurance......................    38
SECTION 5.06.  Books and Records; Inspection Rights......................    39
SECTION 5.07.  Compliance with Laws......................................    39
SECTION 5.08.  Use of Proceeds...........................................    39


                                   ARTICLE VI

                               NEGATIVE COVENANTS

SECTION 6.01.  Subsidiary Indebtedness...................................    39
SECTION 6.02.  Liens.....................................................    39
SECTION 6.03.  Fundamental Changes.......................................    40
SECTION 6.04.  Transactions with Affiliates..............................    41
SECTION 6.05.  Financial Covenants.......................................    41
SECTION 6.06.  Calculation of Amounts....................................    41

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                                                                              3


                                   ARTICLE VII

                       EVENTS OF DEFAULT................................     41


                                  ARTICLE VIII

                       THE ADMINISTRATIVE AGENT.........................     44


                                   ARTICLE IX

                       GUARANTEE........................................     46


                                    ARTICLE X

                                  MISCELLANEOUS

SECTION 10.01.  Notices...................................................   48
SECTION 10.02.  Waivers; Amendments.......................................   48
SECTION 10.03.  Expenses; Indemnity; Damage Waiver........................   49
SECTION 10.04.  Successors and Assigns....................................   50
SECTION 10.05.  Survival..................................................   52
SECTION 10.06.  Counterparts; Integration; Effectiveness..................   53
SECTION 10.07.  Severability..............................................   53
SECTION 10.08.  Right of Set-off..........................................   53
SECTION 10.09.  Governing Law; Jurisdiction; Consent to Service of Process   53
SECTION 10.10.  Waiver of Jury Trial......................................   54
SECTION 10.11.  Headings..................................................   54
SECTION 10.12.  Confidentiality...........................................   54
SECTION 10.13.  Interest Rate Limitation..................................   55
SECTION 10.14   Conversion of Currencies..................................   55

EXHIBITS

Exhibit A      Form of Assignment and Acceptance
Exhibit B      Form of Borrowing Subsidiary Agreement
Exhibit C      Form of Borrowing Subsidiary Termination
Exhibit D      Forms of Opinion
Exhibit E      Forms of Competitive Advance Notices


SCHEDULES

Schedule 2.01  Commitments
Schedule 3.06  Disclosed Matters
Schedule 3.12  Material Agreements
Schedule 6.01  Indebtedness
Schedule 6.02  Liens

                             CREDIT AGREEMENT dated as of September 16, 1996 (as
                      the same may hereafter be amended, supplemented, restated or otherwise modified from time to time, this "Agreement"), among SUNBEAM CORPORATION (the "Company"), the BORROWING SUBSIDIARIES (as defined herein), the LENDERS (as defined herein), and THE CHASE MANHATTAN BANK, as Administrative Agent.

               The Borrowers (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned to it in Article I) have requested the Lenders to extend credit in order to enable them to borrow on a revolving credit basis on and after the date hereof and at any time and from time to time prior to the Maturity Date a principal amount not to exceed $500,000,000. The proceeds of such borrowings are to be used for general corporate purposes, including acquisitions. The Borrowers have also requested the Lenders to provide a procedure pursuant to which the Lenders may be invited to bid on an uncommitted basis on short-term borrowings by the Borrower. The Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions herein set forth.

               The parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

               SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

               "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

               "ADJUSTED LIBO RATE" means, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

               "ADMINISTRATIVE AGENT" means The Chase Manhattan Bank, a national banking association, as administrative agent for the Lenders hereunder.

               "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

               "AFFILIATE" means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

               "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on

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                                                                              2

such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

               "ALTERNATIVE CURRENCY" shall mean at any time any of Belgian Francs, French Francs, Deutsche Marks, Pounds Sterling, Japanese Yen and any other currency (other than Dollars) that is readily available, freely traded and convertible into Dollars in the London market and as to which a Dollar Equivalent can be calculated.

               "APPLICABLE MARGIN" shall mean, with respect to any LIBOR Revolving Loan, or with respect to the Facility Fees, as the case may be, the applicable percentage set forth in the appropriate table below under the caption "LIBOR Spread" or "Facility Fee Percentage", as the case may be, based upon (a) the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt, if at least one such rating agency shall have such a rating in effect, or (b) if no such rating agency shall have such a rating in effect, the ratio of Consolidated EBIT to Consolidated Interest Expense for the period of four fiscal quarters ending with the most recent fiscal quarter for which financial statements of the Company are required to have been delivered under
Section 5.01(a) or (b), whether or not financial statements in respect of any subsequent period shall have been delivered:

===============================================================================

                     INDEX DEBT                         LIBOR      FACILITY FEE
                      RATINGS                           SPREAD      PERCENTAGE
-------------------------------------------------------------------------------
CATEGORY 1
    A1 or higher by Moody's                             .175%          .075%
    A+ or higher by S&P
-------------------------------------------------------------------------------
CATEGORY 2
    Lower than A1 and at least A3 by Moody's            .185%          .090%
    Lower than A+ and at least A- by S&P
-------------------------------------------------------------------------------
CATEGORY 3
    Baa1 by Moody's
    BBB+ by S&P                                         .200%          .100%
-------------------------------------------------------------------------------
CATEGORY 4
    Lower than Baa1 and at least Baa3 by Moody's
    Lower than BBB+ and at least BBB- by S&P            .275%          .150%
-------------------------------------------------------------------------------
CATEGORY 5
    Ba1 or lower by Moody's
    BB+ or lower by S&P                                 .500%          .250%
===============================================================================


===================================================================
   RATIO OF CONSOLIDATED EBIT TO         LIBOR        FACILITY FEE
   CONSOLIDATED INTEREST EXPENSE         SPREAD        PERCENTAGE
-------------------------------------------------------------------
CATEGORY 1
    Greater than or equal to 11 to 1     .175%           .075%
-------------------------------------------------------------------
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                                                                              3

CATEGORY 2
    Less than 11 and greater than or     .185%           .090%
    equal to 9 to 1
-------------------------------------------------------------------
CATEGORY 3
    Less than 9 and greater than or      .200%           .100%
    equal to 7 to 1
-------------------------------------------------------------------
CATEGORY 4
    Less than 7 and greater than or      .275%           .150%
    equal to 4 to 1
-------------------------------------------------------------------
CATEGORY 5
    Less than  4 to 1                    .500%           .250%
===================================================================

               For purposes of the foregoing, (i) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Margin shall be based on the higher of the two ratings, PROVIDED that if one of the two ratings is two or more Categories lower than the other of such ratings, the Applicable Margin shall be based upon the Category next below that of the higher rating; (ii) if a rating shall not be available from one rating agency, such rating agency shall be deemed to have assigned a rating in Category 5; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. If the rating system of Moody's or S&P shall change, the Borrowers and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the ratings most recently in effect prior to such change (or, if no such amendment shall have become effective within 90 days, by reference to the ratios set forth in the immediately preceding table). Each change in the Applicable Margin shall apply to LIBOR Revolving Loans outstanding and Facility Fees accruing during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

               "APPLICABLE PERCENTAGE" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

               "ASSESSMENT RATE" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well- capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor thereto) for insurance by such Corporation (or such successor) of time deposits made in Dollars at the offices of such member in the United States; PROVIDED that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost to the banks of such insurance.

               "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent and the Borrower, in the form of Exhibit A or any other form approved by the Administrative Agent and the Borrower.

               "AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

               "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

               "BORROWER" means the Company or any Borrowing Subsidiary.

               "BORROWING" means (a) a group of Revolving Loans of the same Type and, in the case of LIBOR Loans, as to which a single Interest Period is in effect, or (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date as to which a single Interest Period is in effect.

               "BORROWING REQUEST" means a request by a Borrower for a Revolving Borrowing in accordance with Section 2.03.

               "BORROWING SUBSIDIARY" means any Wholly Owned Subsidiary of the Company designated as a Borrowing Subsidiary by the Company pursuant to Section 2.18.

               "BORROWING SUBSIDIARY AGREEMENT" shall mean a Borrowing Subsidiary Agreement substantially in the form of Exhibit B.

               "BORROWING SUBSIDIARY TERMINATION" shall mean a Borrowing Subsidiary Termination substantially in the form of Exhibit C.

               "BORROWING SUBSIDIARY OBLIGATIONS" means the due and punctual payment of (i) the principal of and interest on any loans made by the Lenders to the Borrowing Subsidiaries pursuant to this Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities (including, without limitation, the obligations described in Section 2.15 of the Borrowing Subsidiaries to the Lenders under the Agreement and the other Loan Documents).

               "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; PROVIDED that, when used in connection with a LIBOR Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

               "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

               A "CHANGE IN CONTROL" shall be deemed to have occurred if (a) during any period of 25 consecutive calendar months, a majority of the Board of Directors of the Company shall no longer be composed of individuals (i) who were members of said Board on the first day of such period, (ii) whose election or nomination to said Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said Board or (iii) whose election or nomination to said Board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of said Board; or
(b) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), other than the Steinhardt Group or the Funds Group (collectively, the "Groups"), or any Persons who were, as of the date hereof, in control of either or both of the Groups (the "GROUP CONTROL PERSONS") or any Person wholly owned, directly or indirectly, by the Group Control Persons, shall be or become the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 of the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire without condition, other than the passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of shares representing 30% or more of the ordinary voting power of the capital stock of the Company (on a fully diluted basis), unless the Groups and/or the Group Control Persons collectively own shares representing a greater percentage of such voting power than the shares owned by such person.

               "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance in good faith by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

               "CLASS", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Competitive Loans.

               "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

               "COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

               "COMPETITIVE BID" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

               "COMPETITIVE BID RATE" means, with respect to any Competitive Bid, the Fixed Rate offered by the Lender making such Competitive Bid.

               "COMPETITIVE BID REQUEST" means a request by a Borrower for Competitive Bids in accordance with Section 2.04.

               "COMPETITIVE LOAN" means a Loan made pursuant to Section 2.04.

               "COMPETITIVE LOAN EXPOSURE" means, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the outstanding Competitive Loans of such Lender denominated in Dollars and (b) the Dollar Equivalent of the aggregate principal amount of the outstanding Competitive Loans of such Lender denominated in an Alternative Currency.

               "CONSOLIDATED EBIT" means, for any period, the aggregate net sales of the Company and its Subsidiaries for such period LESS, to the extent not already deducted in determining net sales and without duplication, (i) cost of goods sold, (ii) selling, administrative and general expense, and (iii) depreciation, depletion and amortization expense, determined on a consolidated basis in accordance with GAAP consistently applied but excluding the effect of extraordinary and unusual items.

               "CONSOLIDATED INTEREST COVERAGE RATIO" means, as of the last day of any fiscal quarter, for the four fiscal quarters then ended, the ratio of (a) Consolidated EBIT to (b) Consolidated Interest Expense, in each case for such period.

               "CONSOLIDATED INTEREST EXPENSE" means, for any period, the sum for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) PLUS (b) the net amount payable (or MINUS the net amount receivable) under interest rate protection agreements and other interest rate hedging arrangements during such period (whether or not actually paid or received during such period).

               "CONSOLIDATED LEVERAGE RATIO" means, at any date, the ratio of Consolidated Total Debt at such date to Consolidated Total Capital at such date; provided, however, that on any date that is not the last day of a fiscal quarter, Consolidated Total Capital shall be computed for purposes of determining the Consolidated Leverage Ratio, without taking into account the Company's earnings or losses for the current quarter.

               "CONSOLIDATED TOTAL CAPITAL" means, at any date, the sum of (a) Consolidated Total Debt, and (b) the Consolidated Total Shareholders' Equity of the Company, determined in accordance with GAAP consistently applied.

               "CONSOLIDATED TOTAL DEBT" means, at any date, all Indebtedness of the Company and its Subsidiaries on such date, determined on a consolidated basis in accordance with GAAP consistently applied.

               "CONSOLIDATED TOTAL SHAREHOLDERS' EQUITY" means, at any date, the total shareholders' equity of the Company and its Subsidiaries on such date, determined on a consolidated basis in accordance with GAAP consistently applied.

               "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

               "CURRENCY" means Dollars or any Alternative Currency.

               "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

               "DISCLOSED MATTERS" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

               "DOLLARS" or "$" refers to lawful money of the United States of America.

               "DOLLAR EQUIVALENT" means, with respect to any principal amount of any Competitive Loan denominated in an Alternative Currency on any date of determination, the equivalent in Dollars of such amount, determined by the Administrative Agent using the Exchange Rate with respect to the applicable Alternative Currency (i) for purposes of determining the Competitive Loan Exposures pursuant to Section 2.04(a), at or about 11:00 a.m. London time on the date two Business Days prior to the making of such Loan and (ii) for all other purposes, at or about 11:00 a.m. London time on the last Business Day of the month preceding such date of determination.

               "EFFECTIVE DATE" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02.)

               "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material.

               "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or

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                                                                              8

threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

               "ERISA EVENT" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder (other than an event for which the 30-day notice period is waived), with respect to a Plan; (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any of its ERISA affiliates of any notice, or the receipt by any Multiemployer Plan from the Company or any of its ERISA Affiliates of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

               "EVENT OF DEFAULT" has the meaning assigned to such term in
Article VII.

               "EXCHANGE RATE" means, with respect to any Alternative Currency on a particular date, the rate at which such Alternative Currency may be exchanged into Dollars, as set forth on such date on the applicable Reuters currency page with respect to such Alternative Currency. In the event that such rate does not appear on the applicable Reuters currency page, the Exchange Rate with respect to such Alternative Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such agreement, such Exchange Rate shall instead be the Administrative Agent's spot rate of exchange in the London interbank market or other market where the Administrative Agent's foreign currency exchange operations in respect of such Alternative Currency are then being conducted, at or about 11:00 A.M., local time, at such date for the purchase of Dollars with such Alternative Currency for delivery two Business Days later; PROVIDED, HOWEVER, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

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                                                                              9

               "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the jurisdiction under the laws of which it is organized, or the jurisdiction in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by any Borrower under Section 2.17(b)), any withholding tax that is attributable to such Foreign Lender's failure or inability to comply with
Section 2.15(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 2.15(a).

               "EXISTING CREDIT AGREEMENT" means the credit agreement dated as of September 19, 1994, as amended on June 26, 1995, among the Company; each of the lenders that are signatories thereto; The Chase Manhattan Bank, the First National Bank of Boston, Bank of America Illinois and Nationsbank Florida, N.A., each in its capacity as an issuing bank for letters of credit; and The Chase Manhattan Bank, as agent for the lenders thereto.

               "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

               "FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

               "FIXED RATE" means, with respect to any Competitive Loan bearing interest at a fixed rate, the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

               "FIXED RATE LOAN" means a Competitive Loan bearing interest at a Fixed Rate.

               "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the applicable Borrower is located. For purposes hereof, the United States of America, each State thereof, and the District of Columbia shall be deemed to constitute a single jurisdiction.

               "FUNDS GROUP" means, collectively, Mutual Shares Fund, Mutual Beacon Fund, Mutual Qualified Fund and Mutual Series Fund Inc.

               "GAAP" means generally accepted accounting principles in the United States of America.

               "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

               "GUARANTEE" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; PROVIDED, that the term Guarantee shall not include (x) endorsements for collection or deposit in the ordinary course of business or (y) those Guarantees listed on Schedule 6.01 under the heading "Contingent Guarantees".

               "GUARANTOR" means the Company in its capacity as the guarantor under Article IX hereof.

               "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

               "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

               "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, and
(i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, letters of guaranty and bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

               "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

               "INDEX DEBT" means the senior unsecured, non-credit-enhanced long-term debt of the Company.

               "INTEREST ELECTION REQUEST" means a request by a Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.06.

               "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any LIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

               "INTEREST PERIOD" means (a) with respect to any LIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the applicable Borrower may elect, (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than seven days nor more than 180 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; PROVIDED, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a LIBOR Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a LIBOR Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

               "LENDERS" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

               "LIBO RATE" means, with respect to any LIBOR Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not so available at such time for any reason, then the "LIBO RATE" with respect to such LIBOR Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

               "LIBOR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

               "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

               "LOANS" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

               "LOAN DOCUMENTS" means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination and each promissory note held by a Lender pursuant to Section 2.08(e).

               "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole or (b) the ability of the Borrowers to perform any of their obligations under this Agreement.

               "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and the Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (after netting, to the extent that netting arrangements are enforceable under applicable law) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

               "MATERIAL SUBSIDIARY" shall mean (a) any Borrowing Subsidiary,
(b) as of any date, any other Subsidiary that meets, or that would, had it then been a Subsidiary, have met the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission as of the last day of the fiscal year of the Company ending on, or most recently ended prior to, such date; PROVIDED that for purposes of this definition of "Material Subsidiary" all references in said Regulation S-X to "10 percent" shall be deemed to be references to "5 percent", (c) any other Subsidiary of the Company from time to time designated by the Company as a "Material Subsidiary" and (d) any Subsidiary that directly or indirectly owns the common stock of a Material Subsidiary. Notwithstanding the foregoing, if the combined assets of all Subsidiaries that are not Material Subsidiaries in accordance with the preceding sentence equals or exceeds 15% of the consolidated total assets of the Company and its Subsidiaries, then one or more of such non-Material Subsidiaries designated by the Company (or, if the Company shall make no designation, one or more of such subsidiaries in descending order based on their respective contributions to consolidated total assets), shall be deemed for all purposes to be Material Subsidiaries to the extent necessary to eliminate such excess.

               "MATURITY DATE" means September 17, 2001.

               "MOODY'S" means Moody's Investors Service, Inc.

               "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

               "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution or delivery of, or otherwise with respect to, this Agreement.

               "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

               "PERMITTED ENCUMBRANCES" means:

               (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

               (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days, or contingent obligations, or obligations that are being contested in compliance with Section 5.04;

               (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

               (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

                                                                             14
               (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

PROVIDED that "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

               "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

               "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

               "PRIME RATE" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank, as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

               "REGISTER" has the meaning set forth in Section 10.04(c).

               "REQUIRED LENDERS" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; PROVIDED that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans shall be included in the Revolving Credit Exposures in determining the Required Lenders.

               "REVOLVING CREDIT EXPOSURE" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans.

               "REVOLVING LOAN" means a Loan made pursuant to Section 2.01.

               "S&P" means Standard & Poor's Rating Services, a division of the McGraw- Hill Companies, Inc.

               "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute a eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

               "STEINHARDT GROUP" means, collectively, I. P. Management Company, Inc., Institutional Partners, L.P., Steinhardt Management Company, Inc., SP International S.A., a subsidiary of Steinhardt Management Company, Inc., and Steinhardt Partners, L.P.

               "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.

               "SUBSIDIARY" means any subsidiary of the Company.

               "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

               "TRANSACTIONS" means the execution, delivery and performance by the Borrowers of this Agreement and the borrowing of Loans hereunder.

               "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the Fixed Rate.

               "WHOLLY OWNED SUBSIDIARY" means any Subsidiary of which all of the equity securities or other ownership interests (other than, in the case of a corporation or other similar legal entity, directors' qualifying shares or shares held by residents of the jurisdiction in which such corporation or other similar legal entity is organized as required by the law of such jurisdiction) are directly or indirectly owned or controlled by the Company or one or more Wholly Owned Subsidiaries or by the Company and one or more Wholly Owned Subsidiaries of the Company.

               "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

               SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (E.G., a "Revolving Loan") or by Type (E.G., a "LIBOR Loan") or by Class and Type (E.G., a "LIBOR Revolving Loan"). Borrowings also may be classified and referred to by Class (E.G., a "Revolving Borrowing") or by

Type (E.G., a "LIBOR Borrowing") or by Class and Type (E.G., a "LIBOR Revolving Borrowing").

               SECTION 1.03. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (provided such change in GAAP or in the application thereof occurs after the date hereof), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                   ARTICLE II

                                   THE CREDITS

               SECTION 2.01. COMMITMENTS. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Company from time to time during the Availability Period in Dollars in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the sum of the total Revolving Credit Exposures plus the total Competitive Loan Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Revolving Loans.

               SECTION 2.02. LOANS AND BORROWINGS. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

               (b) Subject to Section 2.12, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or LIBOR Loans as the Company may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Fixed Rate Loans as each Borrower may request in accordance herewith. Each Lender at its option may make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

               (c) At the commencement of each Interest Period for any LIBOR Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; PROVIDED that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Each Competitive Borrowing denominated in Dollars shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000, and each Competitive Borrowing denominated in an Alternative Currency shall be in an aggregate principal amount that is not less than the Dollar Equivalent of $5,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of ten LIBOR Revolving Borrowings outstanding.

               (d) Notwithstanding any other provision of this Agreement, a Borrower shall not be entitled to request, or elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

               SECTION 2.03. REQUESTS FOR REVOLVING BORROWINGS. In order to request a Revolving Borrowing, the Company (on its own behalf and on behalf of any other Borrower) shall notify the Administrative Agent of such request by telephone (a) in the case of a LIBOR Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or
(b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Company. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

               (i)  the aggregate amount of the requested Borrowing;

               (ii) the date of such Borrowing, which shall be a Business Day;

               (iii)whether such Borrowing is to be an ABR Borrowing or a LIBOR
                    Borrowing;

               (iv) in the case of a LIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

               (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
         Section 2.05.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested LIBOR Revolving Borrowing, then the Company shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

               SECTION 2.04. COMPETITIVE BID PROCEDURE. (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period the Company (on its own behalf and on behalf of any other Borrower) may request Competitive Bids and the Company (on its own behalf and on behalf of any other Borrower) may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; PROVIDED that the sum of the total Revolving Credit Exposures plus the total Competitive Loan Exposures at any time shall not exceed the total Commitments. In order to request Competitive Bids, the Company shall notify the Administrative Agent of such request by telephone, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; PROVIDED that such Borrower may submit up to (but not more than) three Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days (or such lesser number of days as the Administrative Agent may agree) after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Company. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

               (i) the aggregate amount of the requested Borrowing;

               (ii) the Currency of the requested Borrowing;

               (iii) the date of such Borrowing, which shall be a Business Day;

               (iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

               (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
         Section 2.05.

If no election as to the Currency of Borrowing is specified in any Competitive Bid Request, then the applicable Borrower shall be deemed to have requested a Borrowing in Dollars. Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

               (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to such Borrower responsive to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, not later than 10:00 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount of the Competitive Loan or Loans that the Lender is willing to make (which, in the case of a Competitive Borrowing denominated in Dollars, shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and, in the case of a Competitive Borrowing denominated in an Alternative Currency, shall be a minimum principal amount the Dollar Equivalent of which is equal to $5,000,000, and which may equal the entire principal amount of the Competitive Borrowing requested by such Borrower), (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

               (c) The Administrative Agent shall promptly notify such Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

               (d) Subject only to the provisions of this paragraph (d), such Borrower may accept or reject any Competitive Bid. Such Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, not later than 11:00 a.m., New York City time, on the proposed date of the Competitive Borrowing; PROVIDED, that (i) the failure of such Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) such Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if such Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by such Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, such Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is, in the case of a Competitive Borrowing denominated in Dollars, in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000 and, in the case of a Competitive Borrowing denominated in an Alternative Currency, in a minimum principal amount the Dollar Equivalent of which is $5,000,000; PROVIDED FURTHER that if a Competitive Loan must be in an amount less than $5,000,000 or an amount in an Alternative Currency of which the Dollar Equivalent is $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or an amount in an Alternative Currency of which the Dollar Equivalent is $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded in a manner determined by such Borrower. A notice given by such Borrower pursuant to this paragraph (d) shall be irrevocable.

               (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

               (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to such Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

               SECTION 2.05. FUNDING OF BORROWINGS. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in Dollars or in the applicable Alternative Currency, as the case may be, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, by 12:00 noon, New York City time (or, in the case of any Competitive Loan with respect to which the Borrower shall have requested funding in another jurisdiction, to such account in such jurisdiction as the Administrative Agent shall designate for such purpose by notice to the applicable Lenders, by 12:00 noon, local time). The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Administrative Agent in New York City (or, in the case of any Competitive Loan with respect to which the Borrower shall have requested funding in another jurisdiction, to such account in such jurisdiction as the Borrower shall have designated in the applicable Competitive Bid Request).

               (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to such Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of such Borrower, the interest rate on the applicable Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

               SECTION 2.06. INTEREST ELECTIONS. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBOR Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBOR Revolving Borrowing, may elect new Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings, which may not be converted or continued.

               (b) In order to make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section
2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower.

               (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a LIBOR Borrowing; and

               (iv) if the resulting Borrowing is a LIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a LIBOR Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month's duration.

               (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

               (e) If a Borrower fails to deliver a timely Interest Election Request with respect to a LIBOR Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a LIBOR Borrowing and (ii) unless repaid, each LIBOR Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

               SECTION 2.07. TERMINATION AND REDUCTION OF COMMITMENTS. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date; PROVIDED that the Commitments shall terminate at 3:00 p.m., New York City time, on October 15, 1996, if the Effective Date has not occurred prior to such time.

               (b) Subject to Section 2.09(d), the Company may at any time terminate, or from time to time reduce, the Commitments; PROVIDED that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans, the sum of the Revolving Credit Exposures plus the Competitive Loan Exposures would exceed the total Commitments.

               (c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; PROVIDED that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

               SECTION 2.08. REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable to such Loan.

               (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

               (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

               (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

               (e) Any Lender may request that Loans made by it be evidenced by a promissory note for its Competitive Loans and a promissory note for its Revolving Loans. In such event, the Borrower shall prepare, execute and deliver to such Lender promissory notes payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and the Company. Thereafter, the Loans evidenced by such promissory notes and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

               SECTION 2.09. PREPAYMENT OF LOANS. (a) Subject to Section 2.09(d), the applicable Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part.

               (b) In the event of any termination of the Commitments, the Borrowers shall prepay all outstanding Borrowings on the date of such termination. In the event of any reduction of the Commitments, the Borrowers shall prepay outstanding Borrowings to the extent, if any, necessary so that, on the date of and after giving effect to such reduction, the sum of the Revolving Credit Exposures and the Competitive Loan Exposures does not exceed the total Commitments.

               (c) The applicable Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a LIBOR Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; PROVIDED that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same

Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

               (d) Borrowers shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof and shall not terminate or reduce the Commitments if such termination or reduction would require prepayment of any Competitive Loan and such consent has not been obtained.

               SECTION 2.10. FEES. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the rate equal to the Applicable Margin per annum in effect from time to time, in such case on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the date of this Agreement to but excluding the date on which such Commitment terminates; PROVIDED that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; PROVIDED that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

               (b) Each Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between such Borrower and the Administrative Agent.

               (c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

               SECTION 2.11. INTEREST. (a) The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate.

               (b) The Loans comprising each LIBOR Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

               (c) Each Fixed Rate Loan shall bear interest at a rate per annum equal to the Fixed Rate applicable to such Loan.

               (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any

Loan, the rate otherwise applicable to such Loan as provided above plus 2% or (ii) in the case of any other amount, the rate applicable to ABR Loans as provided above plus 2%.

               (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; PROVIDED that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBOR Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

               (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

               SECTION 2.12. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a LIBOR Borrowing:

               (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period or that a Change in Law makes it unlawful for any one or more of the Lenders to make a LIBOR Loan; or

               (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) comprising such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a LIBOR Borrowing shall be ineffective and (ii) if any Borrowing Request requests a LIBOR Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing; PROVIDED that if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Borrowers for LIBOR Competitive Borrowings may be made to Lenders that are not affected thereby.

               SECTION 2.13.  INCREASED COSTS.  (a)  If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

             (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or LIBOR Loans or Fixed Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan or Fixed Rate Loan or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise) by an amount deemed by such Lender in good faith to be material, then the applicable Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

               (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

               (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and setting forth and explaining in reasonable detail the manner in which such amount or amounts shall have been determined shall be delivered to the applicable Borrower and shall be prima facie evidence of such amount or amounts (it being agreed that no Borrower shall have access in connection with this Section 2.13 to the internal records of the Administrative Agent or any Lender underlying any such certificate). The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

               (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; PROVIDED that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies such Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

               (e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

               SECTION 2.14. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any LIBOR Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto, (b) the conversion of any LIBOR Loan other than on the last day of the Interest Period applicable thereto,
(c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable and is revoked in accordance herewith),
(d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any LIBOR Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by any Borrower pursuant to Section 2.17, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event by payment to such Lender of an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of the applicable Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate in effect (or that would have been in effect) for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits at other banks in the London interbank market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and setting forth and explaining in reasonable detail the manner in which such amount or amounts shall have been determined shall be delivered to the applicable Borrower and shall be prima facie evidence of such amount or amounts (it being agreed that no Borrower shall have access in connection with this Section 2.14 to the internal records of the Administrative Agent or any Lender underlying any such certificate). Such Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

               SECTION 2.15. TAXES. (a) Any and all payments by or on account of any obligation of any Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if such Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

               (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

               (c) The Borrowers shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability and setting forth and explaining in reasonable detail the manner in which such amount shall have been determined delivered to a Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be prima facie evidence of such amount or amounts (it being agreed that no Borrower shall have access in connection with this Section 2.15 to the internal records of the Administrative Agent or any Lender underlying any such certificate).

               (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the tax return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

               (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, properly completed and executed forms prescribed by applicable law (together with such other documentation or certification as such Borrower may reasonably request) that will permit such Borrower to make such payments without withholding or at a reduced rate.

               SECTION 2.16. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS. (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or otherwise) prior to 12:00 noon, local time at the place of payment, on the date when due, in immediately available funds. Each such payment shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York (or, in the case of any payment in respect of a Competitive Loan with respect to which the Borrower shall have requested funding in another jurisdiction, to an account in such jurisdiction designated by the Administrative Agent), without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. The Administrative Agent shall distribute any such payments received for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

               (b) If at any time insufficient funds are received by and available to the Administrative Agent to fully pay all amounts then due hereunder, such funds shall be applied to the amounts then due hereunder in such order and priority as the Administrative Agent may elect; PROVIDED that any funds that the Administrative Agent elects to apply to principal, interest or fees then due shall be applied ratably to all amounts of principal, interest or fees (as the case may be) then due.

               (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant other than the Company or any Subsidiary or Affiliate thereof. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

               SECTION 2.17. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS. (a) If any Lender requests compensation under Section 2.13, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense that such Lender determines in good faith to be material and would not otherwise be materially disadvantageous to such Lender in its good faith judgment. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

               (b) If any Lender requests compensation under Section 2.13, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the applicable Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04, except that the Borrower shall pay the processing and recordation fee required by Section 10.04(b)(iv)), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than

Competitive Loans) and accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Borrower (in the case of all other amounts) and (ii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling such Borrower to require such assignment and delegation cease to apply.

               SECTION 2.18. BORROWING SUBSIDIARIES. The Company may designate any Wholly Owned Subsidiary as a Borrowing Subsidiary, PROVIDED that there shall not be more than ten Borrowing Subsidiaries at any one time. Upon the receipt by the Agent of a Borrowing Subsidiary Agreement in the form of Exhibit B executed by a Wholly Owned Subsidiary and the Company, such Wholly Owned Subsidiary shall be a Borrowing Subsidiary and a party to this Agreement. A Wholly Owned Subsidiary shall cease to be a Borrowing Subsidiary hereunder at such time as no Loans shall be outstanding to such Subsidiary and such Subsidiary and the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination in the form of Exhibit C.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

               The Company represents and warrants to the Lenders that:

               SECTION 3.01. ORGANIZATION; POWERS. Each of the Company and its Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

               SECTION 3.02. AUTHORIZATION; ENFORCEABILITY. The Transactions are within each Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement (or a Borrowing Subsidiary Agreement, in the case of any Borrowing Subsidiary) has been duly executed and delivered by each Borrower and this Agreement constitutes a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

               SECTION 3.03. GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority applicable to the Company and its Material Subsidiaries, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the

Company or any Material Subsidiary or any order of any Governmental Authority applicable to the Company and its Material Subsidiaries, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any Material Subsidiary or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any Material Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any Material Subsidiary.

               SECTION 3.04. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.
(a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders' equity and cash flows (i) as of and for the fiscal year ended December 31, 1995 reported on by Arthur Andersen, LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 1996, as included in the Company's filing on form 10-Q with the Securities and Exchange Commission for the fiscal quarter then ended and signed by its principal accounting officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

               (b) As of the date hereof, there has been no material adverse change since June 30, 1996 in the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.

               SECTION 3.05. PROPERTIES. (a) Each of the Company and its Material Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

               (b) Each of the Company and the Material Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Material Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

               SECTION 3.06. LITIGATION AND ENVIRONMENTAL MATTERS. (a) As of the date hereof, there are not any actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

               (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, as of the date hereof, neither the Company nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any

Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

               (c) As of the date hereof, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

               SECTION 3.07. COMPLIANCE WITH LAWS AND AGREEMENTS. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

               SECTION 3.08. CERTAIN LEGAL MATTERS. (a) Neither the Company nor any Subsidiary is (i) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

               (b) Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying margin stock, within the meaning of Regulation U of the Board. Margin stock will at all times constitute less than 25% of the assets (of the Borrower individually and of the Borrower and the Subsidiaries on a consolidated basis) that are subject to the restrictions of
Section 6.02 and 6.03.

               SECTION 3.09. TAXES. Each of the Company and its Subsidiaries has filed or caused to be filed, on a timely basis, all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

               SECTION 3.10. ERISA. As of the date hereof, each Plan, and, to the knowledge of the Company, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish notice to the Administrative Agent and each Lender under Section 5.01(c) of this Agreement.

               SECTION 3.11. DISCLOSURE. As of the date hereof, the Company has disclosed to the Lenders all agreements, instruments and corporate restrictions to which it or any of its Subsidiaries is subject, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Company to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, misleading; PROVIDED that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

               SECTION 3.12. MATERIAL AGREEMENTS. Schedule 3.12 hereto is a complete and correct list, as of the date hereof, of each material contract (as defined in Regulation S-K of the Securities and Exchange Commission) of the Company or any of its Subsidiaries.

                                   ARTICLE IV

                                   CONDITIONS

               SECTION 4.01. EFFECTIVE DATE. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

               (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement properly executed by each such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has properly executed a counterpart of this Agreement.

               (b) The Administrative Agent shall have received (i) a favorable written opinion of David C. Fannin, General Counsel of the Company, substantially in the form of Exhibit D-1 and (ii) a favorable written opinion of Skadden, Arps, Slate, Meagher & Flom, special counsel to the Company, substantially in the form of Exhibit D-2, each covering such other matters relating to this Agreement and the Transactions as the Required Lenders shall reasonably request. Such opinions shall be addressed to the Administrative Agent and the Lenders and shall be dated the Effective Date. The Company hereby requests such counsel to deliver such opinions.

               (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company, the authorization of the Transactions and any other legal matters relating to this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

               (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (b) and (c) of Section 4.02.

               (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Borrower hereunder.

               (f) The Existing Credit Agreement shall have been terminated and all amounts outstanding or owed to the lenders or the agent thereunder shall have been paid in full.

Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived) on or prior to October 15, 1996. The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

               SECTION 4.02. EACH CREDIT EVENT. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

               (a) In the case of a Borrowing of Revolving Loans, the Administrative Agent shall have received a Borrowing Request for such Borrowing in accordance with Section 2.03; or, in the case of a Borrowing of Competitive Loans, the applicable Borrower shall have accepted the Competitive Bid or Bids in respect of such Loans in accordance with Section 2.04.

               (b) The representations and warranties of the Company set forth in this Agreement shall be true and correct on and as of the date of such Borrowing (unless any such representation and warranty speaks as of an earlier date, in which case such representation and warranty shall be true as of such earlier date).

               (c) At the time of and immediately after giving effect to such Borrowing no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Company and the applicable Borrower on the date thereof as to the matters specified in paragraphs (b) and (c) of this Section.

               SECTION 4.03. INITIAL BORROWING BY EACH BORROWING SUBSIDIARY. The obligation of each Lender to make a Loan on the occasion of the first Borrowing by each Borrowing Subsidiary is subject to the satisfaction of the following conditions:

               (a) The Administrative Agent (or its counsel) shall have received a Borrowing Subsidiary Agreement properly executed by such Borrowing Subsidiary and the Company.

               (b) The Administrative Agent shall have received a favorable written opinion of counsel for the Company substantially in the form of Exhibits D-1 and D-2 (with appropriate additions in the case of a Borrowing Subsidiary organized in a jurisdiction outside the United States) and covering such other matters relating to such Borrowing Subsidiary, this Agreement and the Transactions as the Administrative Agent (or its counsel) may reasonably request;

               (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Borrowing Subsidiary, the authorization of the Transactions and any other legal matters relating to this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

               Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Company covenants and agrees with the Lenders that:

               SECTION 5.01. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company will furnish to the Administrative Agent and each Lender:

               (a) within 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, all reported on by Arthur Andersen, LLP or other independent public accountants of recognized national standing (without any qualification or exception as to the scope of such audit resulting from circumstances within the control of the Company) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

               (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, provided that, so long as the Company is subject to the reporting requirements of Section 12 of the Exchange Act, the Company can satisfy such obligation by delivering its report on form 10-Q containing such statements;

               (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01, 6.02 and 6.05;

               (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental

        Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and

               (e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

               SECTION 5.02. NOTICES OF MATERIAL EVENTS. The Company will furnish to the Administrative Agent and each Lender written notice of the following promptly upon becoming aware thereof:

               (a) the occurrence of any Default;

               (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect; and

               (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

               SECTION 5.03. EXISTENCE; CONDUCT OF BUSINESS. The Company will, and will cause each Material Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; PROVIDED that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

               SECTION 5.04. PAYMENT OF OBLIGATIONS. The Company will, and will cause each Subsidiary to, pay its Taxes, that, if not paid, could result in a Material Adverse Effect or a Lien upon any of its assets before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

               SECTION 5.05. MAINTENANCE OF PROPERTIES; INSURANCE. The Company will, and will cause (a) each Material Subsidiary to keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) each Subsidiary to maintain, with financially sound and reputable insurance companies or through programs of self-insurance (including levels of self-insured retention), insurance in such amounts and against such risks, and in the case of self-insurance, at such levels and in such amounts, as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

               SECTION 5.06. BOOKS AND RECORDS; INSPECTION RIGHTS. The Company will, and will cause each Material Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

               SECTION 5.07. COMPLIANCE WITH LAWS. The Company will, and will cause each Subsidiary to, comply with all laws, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

               SECTION 5.08. USE OF PROCEEDS. The proceeds of the Loans will be used only for the purposes set forth in the preamble to this Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

               Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Company covenants and agrees with the Lenders that:

               SECTION 6.01. SUBSIDIARY INDEBTEDNESS. The Company will not permit any Subsidiary to create, incur, assume or permit to exist any Indebtedness, except:

               (a) Indebtedness outstanding on the date hereof and set forth on
         Schedule 6.01 hereto;

               (b) Indebtedness created hereunder;

               (c) Indebtedness owed to the Company or any other Subsidiary; and

               (d) other Indebtedness in an aggregate principal amount at any time outstanding not greater than 20% of Consolidated Total Shareholders' Equity.

               SECTION 6.02. LIENS. The Company will not, and will not permit any Material Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

               (a) Permitted Encumbrances;

               (b) any Lien on any property or asset of the Company or any Material Subsidiary existing on the date hereof and set forth in
         Schedule 6.02; PROVIDED that such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

               (c) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Material Subsidiary or existing on any property or asset of any Person that becomes a Material Subsidiary after the date hereof prior to the time such Person becomes a Material Subsidiary; PROVIDED that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Material Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Material Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Material Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

               (d) Sales of accounts receivable (i) in the ordinary course of business for collection purposes or as part of a sale of a subsidiary, division or other business unit permitted under Section 6.03 or (ii) in connection with the bankruptcy of the account obligor; and

               (e) additional Liens upon real and/or personal property created after the date hereof, provided that the aggregate Indebtedness secured thereby shall not exceed 20% of Consolidated Total Shareholders' Equity.

               SECTION 6.03. FUNDAMENTAL CHANGES. (a) The Company will not, and will not permit any Material Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) assets with a net book value at the time or times of disposition (increased by the amount of any special charges allocable to such assets) representing more than 25% of the total assets of the Company and its Subsidiaries on a consolidated basis as of June 30, 1996, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that the Company or any Subsidiary may sell, transfer, lease or otherwise dispose of (i) obsolete or worn-out tools, equipment or other property no longer used or useful in its business and (ii) any inventory or other property sold in the ordinary course of business and on ordinary terms, and except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (w) any Person may merge into the Company in a transaction in which the Company is the surviving corporation, (x) any Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (y) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Company or to another Subsidiary and
(z) any Subsidiary other than a Borrowing Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders.

               (b) The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto or to the sale and distribution of consumer products.

               SECTION 6.04. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties and (b) transactions between or among the Company and its Wholly Owned Subsidiaries not involving any other Affiliate.

               SECTION 6.05. FINANCIAL COVENANTS. (a) The Consolidated Leverage Ratio will not at any time exceed .60 to 1.0.

               (b) The Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Company, commencing with the period ending on September 29, 1996, will not be less than 2.0 to 1.0.

               SECTION 6.06. CALCULATION OF AMOUNTS. Compliance with the covenants set forth in this Article VI will be determined excluding the effects of any special charges, not to exceed $250,000,000, incurred in the quarter during which the Effective Date occurs or any quarter thereafter ending on or before September 28, 1997, including, without limitation, expenses for cost realignment, consolidation of facilities, provisions for severance, writedowns of long-term assets and capitalized costs, and increases in reserves for excess or obsolete inventory, warranty costs and doubtful accounts receivable.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

               If any of the following events ("EVENTS OF DEFAULT") shall occur:

               (a) any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with this Agreement, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, shall prove to have been incorrect in any material respect when so made or deemed made;

               (b) any Borrower (i) shall fail to pay when and as the same shall become due and payable any principal of any Loan, or (ii) shall fail to pay within 5 days after the date the same shall become due and payable any interest on any Loan or any fee or any other amount payable under this Agreement, whether any such amount shall become payable at the due date thereof or at a date fixed for prepayment thereof or otherwise;

               (c) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), Section 5.03 (with respect to any Borrower's existence), Section 5.08 or in Article VI;

               (d) the Company shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (b) or (c) above) and such failure shall continue unremedied for a period of 30 days (or, if such failure is not curable within such initial 30 day period and the Company is diligently proceeding to cure such failure, 60 days) after notice thereof from the Administrative Agent or any Lender (through the Administrative Agent) to the Company;

               (e) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace period;

               (f) any event or condition (other than a voluntary notice of prepayment or redemption) occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf after giving effect to any applicable grace period to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

               (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of the property or assets of the Company or a Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of the property or assets of the Company or any Material Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

               (h) the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law,
         (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of the property or assets of the Company or any Material Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

               (i) the Company or any Material Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

               (j) one or more judgments for the payment of money in excess of $2,500,000 individually or $5,000,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or in an aggregate amount in excess of $20,000,000 (regardless of insurance coverage) shall be rendered against the Company, any Material Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any property or assets of the Company or any Material Subsidiary to enforce any such judgment;

               (k) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

               (l) a Change in Control shall occur;

               then, and in every such event (other than an event with respect to any Borrower described in clause (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other liabilities of each Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in any event with respect to any Borrower described in clause (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other liabilities of each Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

               Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

               The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

               The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, and (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers permitted hereunder unless requested to do so in writing by the Required Lenders. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or wilful misconduct. In addition, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

               The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

               The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through Affiliates or its or its Affiliates' employees. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent, to the

Affiliates of the Administrative Agent and any such sub-agent and to the directors, officers and employees of the Administrative Agent, any such sub-agent and their respective Affiliates.

               Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor who shall be reasonably acceptable to the Company. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $250,000,000 or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

               Each Lender agrees (a) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share at the time reimbursement is sought (based on its Commitment hereunder or, if the Commitments shall have expired or terminated, based on its portion of the total Revolving Credit Exposures and outstanding Competitive Loans) of any expenses incurred for the benefit of the Lenders by the Administrative Agent, including reasonable counsel fees and compensation of agents paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrowers and (b) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent or any of them in any way relating to or arising out of this Agreement or any action taken or omitted by it or any of them under this Agreement, to the extent the same shall not have been reimbursed by the Borrowers, PROVIDED that no Lender shall be liable to the Administrative Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

               Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                    GUARANTEE

               In order to induce the Lenders to extend credit hereunder, the Guarantor hereby unconditionally guarantees, as a primary obligor and not merely as a surety, the Borrowing Subsidiary Obligations. The Guarantor further agrees that the Borrowing Subsidiary Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any such extension or renewal of any Borrowing Subsidiary Obligation.

               The Guarantor waives presentment to, demand of payment from and protest to any Borrowing Subsidiary of any of the Borrowing Subsidiary Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Guarantor hereunder shall not be affected by (a) the failure of any Lender or the Administrative Agent to assert any claim or demand or to enforce any right or remedy against any Borrowing Subsidiary under the provisions of this Agreement or any of the other Loan Documents or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any of the other Loan Documents or any other agreement; or (c) the failure of any Lender to exercise any right or remedy against any Borrowing Subsidiary.

               The Guarantor further agrees that its agreement hereunder constitutes a promise of payment when due and not merely of collection, and waives any right to require that any resort be had by any Lender to any balance of any deposit account or credit on the books of any Lender or in favor of any Borrowing Subsidiary or any other person.

               The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Borrowing Subsidiary Obligations, any impossibility in the performance of the Borrowing Subsidiary Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or under any other Loan Document or any other agreement, by any waiver or modification in respect of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Borrowing Subsidiary Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity.

               The Guarantor further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Borrowing Subsidiary Obligation is rescinded or must otherwise be restored by the Administrative Agent or any Lender upon the bankruptcy or reorganization of any Borrowing Subsidiary or otherwise.

               In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any Lender may have at law or in equity against the Guarantor by virtue hereof, upon the failure of any Borrowing Subsidiary to pay any Borrowing Subsidiary Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, in cash the amount of such unpaid Borrowing Subsidiary Obligation. In the event that, by reason of the bankruptcy of any Borrowing Subsidiary, (i) acceleration of Loans made to such Borrowing Subsidiary is prevented and (ii) the Guarantor shall not have prepaid the outstanding Loans and other amounts due hereunder owed by such Borrowing Subsidiary, the Guarantor will forthwith purchase such Loans at a price equal to the principal amount thereof plus accrued interest thereon and any other amounts due hereunder with respect thereto. The Guarantor further agrees that if payment in respect of any Borrowing Subsidiary Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or similar event, payment of such Borrowing Subsidiary Obligation in such currency or such place of payment shall be impossible or, in the judgment of any applicable Lender, not consistent with the protection of its rights or interests, then, at the election of any applicable Lender, the Guarantor shall make payment of such Borrowing Subsidiary Obligation in Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify such Lender against any losses or expenses that it shall sustain as a result of such alternative payment.

               Upon payment by the Guarantor of any Borrowing Subsidiary Obligations, each Lender shall, in a reasonable manner, assign the amount of the Borrowing Subsidiary Obligations owed to it and so paid by the Guarantor, such assignment to be PRO TANTO to the extent to which the Borrowing Subsidiary Obligations in question were discharged by the Guarantor, or make such disposition thereof as the Guarantor shall direct (all without recourse to any Lender and without any representation or warranty by any Lender).

               Upon payment by any Guarantor of any sums as provided above, all rights of the Guarantor against any Borrowing Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Borrowing Subsidiary Obligations to the Lenders.


                                    ARTICLE X

                                  MISCELLANEOUS

               SECTION 10.01. NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or reputable overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

               (a) if to a Borrower, to it at Sunbeam Corporation, 2100 New River Center, 200 East Las Olas Boulevard, Fort Lauderdale, FL 33301, Attention of Treasurer (Telecopy No. (954) 767-2027), with a copy to its General Counsel at the above address (Telecopy No. (954) 767-2191);

               (b) if to the Administrative Agent, to The Chase Manhattan Bank, Agent Bank Services Group, Four New York Plaza, New York, New York 10081, Attention of Ms. Chris Gould (Telecopy No. (718) 242-6909), with a copy to The Chase Manhattan Bank, at 270 Park Avenue, New York, New York 10017, Attention of Mr. Robert Kallas (Telecopy No. (212) 270-6041); and

               (c) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

               SECTION 10.02. WAIVERS; AMENDMENTS. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

               (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders; PROVIDED that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release the obligations of the Guarantor under Article IX without the written consent of each Lender or (vi) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

               SECTION 10.03. EXPENSES; INDEMNITY; DAMAGE WAIVER. (a) The Company agrees to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or the Loans hereunder.

               (b) The Company agrees to indemnify the Administrative Agent and each Lender, each Affiliate of any of the foregoing Persons and each of their respective directors, officers, employees and agents (each such Person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee.

               (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent.

               (d) To the extent permitted by applicable law, each Borrower agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

               (e) All amounts due under this Section shall be payable promptly after written demand therefor.

               SECTION 10.04. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

               (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED that
(i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Company and the Administrative Agent must give their prior written consent to such assignment, which consent, in the case of the Company, shall be in the Company's sole and absolute discretion, (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause shall not apply to rights in respect of outstanding Competitive Loans, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,000, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph (b) shall be treated for the purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) below.

               (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each

 Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

               (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and any written consent to such assignment required by paragraph (b) above, the Administrative Agent shall (i) accept such Assignment and Acceptance,
(ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (d).

               (e) Any Lender may without the consent of the Borrowers or the Administrative Agent sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED that (i) such Lender shall give notice thereof to the Administrative Agent and the Company, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iv) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) below, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

               (f) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the applicable Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of
Section 2.15 unless such Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of such Borrower, to comply with Section 2.15(e) as though it were a Lender.

               (g) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; PROVIDED that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Federal Reserve Bank for such Lender as a party hereto.

               SECTION 10.05. SURVIVAL. All covenants, agreements, representations and warranties made by the Company and its Subsidiaries herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by the Lenders or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any other provisions hereof.

               SECTION 10.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

               SECTION 10.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

               SECTION 10.08. RIGHT OF SET-OFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

               SECTION 10.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

               (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

               (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

               SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

               SECTION 10.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

               SECTION 10.12. CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, "INFORMATION" means all information received from the Company relating to the Company or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company; PROVIDED that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

               SECTION 10.13. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

               SECTION 10.14. CONVERSION OF CURRENCIES. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

               (b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "APPLICABLE CREDITOR") shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than the currency in which such sum is stated to be due hereunder (the "AGREEMENT CURRENCY"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 10.14 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              SUNBEAM CORPORATION,

                                 by
                                    /s/ EDWIN T. DERECHO
                                    -------------------------
                                    Name:  Edwin T. Derecho
                                    Title:  Treasurer


                              THE CHASE MANHATTAN BANK,
                              individually and as Administrative Agent,

                                 by
                                    /s/ DEBORAH DAVEY
                                    -------------------------
                                    Name:  Deborah Davey
                                    Title: Attorney-in-fact

                                                                             54
                              BANK OF AMERICA ILLINOIS,

                                 by
                                    /s/ LAURENS F. SCHAAD, JR.
                                    -------------------------
                                    Name: Laurens F. Schaad, Jr.
                                    Title: Vice President


                             THE BANK OF NEW YORK,

                                 by
                                    /s/ DAVID C. SIEGEL
                                    -------------------------
                                    Name: David C. Siegel
                                    Title: Assistant Vice President


                              THE BANK OF NOVA SCOTIA,

                                 by
                                    /s/ W. J. BROWN
                                    -------------------------
                                    Name: W. J. Brown
                                    Title: Vice President


                              NORTHERN TRUST COMPANY,

                                 by
                                    /s/ JOHN J. CONWAY
                                    -------------------------
                                    Name: John J. Conway
                                    Title: Vice President

                              PNC BANK, KENTUCKY, INC.,

                                 by
                                    /s/ TOBY B. RAU
                                    -------------------------
                                    Name: Toby B. Rau
                                    Title: Assistant Vice President


                               THE FUJI BANK LIMITED,

                                 by
                                    /s/ MASANOBU KOBAYASHI
                                    -------------------------
                                    Name: Masanobu Kobayashi
                                    Title: Vice President and Manager


                              CREDIT SUISSE,

                                 by
                                    /s/ GEOFFREY M. CRAIG
                                    -------------------------
                                    Name: Geoffrey M. Craig
                                    Title: Member of Senior Management


                                 by
                                    /s/ KRISTINN R. KRISTINSSON
                                    -------------------------
                                    Name: Kristinn R. Kristinsson
                                    Title: Associate


                              CREDIT LYONNAIS, NEW YORK BRANCH,

                                 by
                                    /s/ JACQUES-YVES MULLIEZ
                                    -------------------------
                                    Name: Jacques-Yves Mulliez
                                    Title: Senior Vice President

                              NATIONSBANK,

                                 by
                                    /s/  ANDREW M. AIRHEART
                                    -------------------------
                                    Name:  Andrew M. Airheart
                                    Title:  Senior Vice President


                              THE FIRST NATIONAL BANK OF CHICAGO,

                                 by
                                    /s/  ROBERT H. WOLOHAN
                                    -------------------------
                                    Name:  Robert H. Wolohan
                                    Title:  Corporate Banking Officer


                              WACHOVIA BANK OF GEORGIA, N.A.,

                                 by
                                    /s/  PATRICK A. PHELAN
                                    -----------------------
                                    Name:  Patrick A. Phelan
                                    Title:  Assistant Vice President


                              FIRST UNION NATIONAL BANK OF FLORIDA,

                                 by /s/ JEFFREY E. NOBLE
                                    -------------------------
                                    Name:  Jeffrey E. Noble
                                    Title: Vice President

                                                                             57
                              THE BANK OF TOKYO-MITSUBISHI
                              TRUST LTD.,

                                 by
                                    /s/ RANDY L. GLASS
                                    -------------------------
                                    Name:  Randy L. Glass
                                    Title: Vice President


                              SAKURA BANK, LIMITED,

                                 by
                                    /s/ HIROYASU IMANISHI
                                    -------------------------
                                    Name:  Hiroyasu Imanishi
                                    Title: Vice President and Senior
                                           Manager

                                                                     EXHIBIT A


                                    [FORM OF]

                            ASSIGNMENT AND ACCEPTANCE

                                                     Dated:____________, 19___

        Reference is made to the $500,000,000 Competitive Advance and Revolving Credit Facility Agreement dated as of September 16, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among Sunbeam Corporation (the "Company"), the Borrowing Subsidiaries party thereto, the Lenders party thereto (the "Lenders") and The Chase Manhattan Bank, as Administrative Agent for the Lenders. Terms defined in the Agreement are used herein with the same meanings.

        1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the effective date of assignment set forth below (the "Assignment Date"), the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and the Competitive Loans owing to the Assignor which are outstanding on the Assignment Date, together with unpaid interest accrued on the assigned Loans to the Assignment Date and the amount, if any, set forth on the reverse hereof of the Fees accrued to the Assignment Date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 10.04 of the Agreement, a copy of which has been received by each such party. From and after the Assignment Date, (i) the Assignee shall be a party to and be bound by the provisions of the Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

        2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms referenced in
Section 2.15(e) of the Agreement, duly completed and executed by such Assignee,
(ii) if the Assignee is not already a Lender under the Agreement, an Administrative Questionnaire in a form supplied by the Administrative Agent and
(iii) a processing and recordation fee of $3,500.

        3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment: ____________________________________________________

Legal Name of Assignor: ________________________________________________

Legal Name of Assignee: ________________________________________________

Assignee's Address for Notices: ________________________________________

Assignee's Domestic Lending Office Address:_____________________________

________________________________________________________________________

Assignee's Eurocurrency Lending Office Address:_________________________

________________________________________________________________________

Effective Date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment): ___________________________________


===============================================================================

                                                 Percentage Assigned of
                           Principal Amount      Facility/Commitment (set
                           Assigned (and         forth, to at least 8
                           identifying           decimals, as a percentage of
                           information as to     the Facility and the
                           individual            aggregate Commitments of all
FACILITY                   COMPETITIVE LOANS)    LENDERS THEREUNDER)
------------------------------------------------------------------------------
Standby Loans:             $__________           _________ %

------------------------------------------------------------------------------
Competitive Loans:         $__________           _________ %

------------------------------------------------------------------------------
Fees Assigned (if any):    $__________           _________ %
===============================================================================

The terms set forth and on the                 Accepted:
reverse side hereof are herby                  SUNBEAM CORPORATION,
agreed to:

________________________________,               by: ___________________________
as Assignor,                                        Name:
                                                    Title:
by: ____________________________
    Name:
    Title:

________________________________,
as Assignee,

by: ____________________________
    Name:
    Title:

                                                                      EXHIBIT B


                                    [FORM OF]

                         BORROWING SUBSIDIARY AGREEMENT


The Chase Manhattan Bank, as Administrative Agent
Agent Bank Services Group
Grand Central Tower
140 East 45th Street
New York, NY 10017
Attention:  __________

with a copy to:
The Chase Manhattan Bank
270 Park Avenue
New York, NY 10017
Attention:  _____________

                                                                         [Date]

Ladies and Gentlemen:

        The undersigned, Sunbeam Corporation (the "Company"), refers to the $500,000,000 Competitive Advance and Revolving Credit Facility Agreement dated as of September 16, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among the Company, the Borrowing Subsidiaries party thereto, the Lenders party thereto and The Chase Manhattan Bank, as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

        The Company and _______________ (the "Designated Borrowing Subsidiary")
(i) confirm that the Designated Borrowing Subsidiary is a Wholly Owned Subsidiary and (ii) make, on and as of the date hereof, the representations and warranties as to the Designated Borrowing Subsidiary contained in Article III of the Credit Agreement. The Designated Borrowing Subsidiary hereby agrees to be bound in all respects by the terms of the Agreement, including without limitation, Article IV thereof, and to perform all of the obligations of a Borrowing Subsidiary thereunder. Each reference to a Borrowing Subsidiary in the Agreement shall be deemed to include the Designated Borrowing Subsidiary.

        The Company hereby ratifies and confirms the provisions of Article IX of the Agreement with respect to all Loans made by any Lender to the Designated Borrowing Subsidiary.

        The address to which communications to the Designated Borrowing Subsidiary under the Agreement should be directed is:____________________________________________

___________________________________________________________

___________________________________________________________


        This instrument shall be construed in accordance with and governed by the laws of the State of New York. Loan proceeds should be deposited as provided in the Agreement.

        Upon the execution of this Borrowing Subsidiary Agreement by the Company and the Designated Borrowing Subsidiary, and acceptance hereof by the Administrative Agent, the Designated Borrowing Subsidiary shall become a Borrowing Subsidiary under the Agreement as though it were an original party thereto and shall be entitled to borrow under the Agreement upon the satisfaction of the conditions precedent set forth in Section 4.02 of the Agreement.

                             Very truly yours,

                             SUNBEAM CORPORATION,

                               by

                                 -----------------------
                                 Name:
                                 Title:


                             [DESIGNATED BORROWING SUBSIDIARY],

                               by

                                 -----------------------
                                 Name:
                                 Title:



Accepted as of the date first above written.

THE CHASE MANHATTAN BANK, as
Administrative Agent,


by

    ------------------------
    Name:
    Title:

                                                                      EXHIBIT C


                                    [FORM OF]

                        BORROWING SUBSIDIARY TERMINATION


The Chase Manhattan Bank, as Administrative Agent
Agent Bank Services Group
Grand Central Tower
140 East 45th Street
New York, NY 10017
Attention:  __________

with a copy to:
The Chase Manhattan Bank
270 Park Avenue
New York, NY 10017
Attention:  _____________

                                                                        [Date]

Ladies and Gentlemen:

        The undersigned, Sunbeam Corporation (the "Company"), refers to the $500,000,000 Competitive Advance and Revolving Credit Facility Agreement dated as of ______, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among the Company, the Borrowing Subsidiaries party thereto, the Lenders party thereto and The Chase Manhattan Bank, as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

         The Company hereby elects to terminate the status of (the "Terminated Borrowing Subsidiary") as a Borrowing Subsidiary for purposes of the Agreement. The Company represents and warrants that no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all principal and interest on all amounts payable by the Terminated Borrowing Subsidiary pursuant to the Agreement have been paid in full on or prior to the date hereof.


        This instrument shall be construed in accordance with and governed by the laws of the State of New York.


                             Very truly yours,


                             SUNBEAM CORPORATION,


                               by

------------------------
Name:
Title:

                                                                    EXHIBIT D-1


                                    [FORM OF]

                   OPINION OF GENERAL COUNSEL FOR THE COMPANY

                                                               [Effective Date]

To the Lenders and the Administrative Agent
  Referred to Below
c/o The Chase Manhattan Bank, as Administrative Agent
270 Park Avenue
New York, New York 10017

Dear Sirs:

        I have acted as counsel for Sunbeam Corporation (the "Company") in connection with the Credit Agreement (the "Credit Agreement") dated as of September 16, 1996 among the Company, the Borrowing Subsidiaries party thereto, the Lenders party thereto and The Chase Manhattan Bank, as Administrative Agent. This opinion is being rendered to you pursuant to Section 4.01(b) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

        I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

        Upon the basis of the foregoing, I am of the opinion that:

        1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

        2. The execution, delivery and performance by the Company of the Credit Agreement are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its subsidiaries.

        3. The Credit Agreement constitutes a valid and binding agreement of the Company enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

        4. There is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole or which in any manner draws into question the validity of the Credit Agreement.

        5. Each of the Borrowing Subsidiaries that has been designated as such as of the date hereof is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.


                                    Very truly yours,

                                                                   EXHIBIT D-2
                                    [FORM OF]

                 OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                        COUNSEL FOR SUNBEAM CORPORATION (1)


        1. The execution, delivery and performance by Sunbeam Corporation (the "Company") of the Agreement and the borrowings thereunder (collectively, the "Transactions") have been duly authorized by all requisite corporate action and will not violate any provision of law, statute, rule or regulation (including without limitation, the Margin Regulations).

        2. The Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject as to the enforceability of rights and remedies to any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights from time to time in effect.

        3. No action, consent or approval of, registration or filing with, or any other action by, any government authority is or will be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

        4. Neither the Company nor any of its subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 (the "1940 Act") or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

        -----------------------

           (1)Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the $500,000,000 Competitive Advance and Revolving Credit Facility Agreement (the "Agreement") dated as of September 16, 1996, among Sunbeam Corporation, the Borrowing Subsidiaries party thereto, the Lenders party thereto, and The Chase Manhattan Bank, as Administrate Agent.

                                                                   EXHIBIT E-1


                                    [FORM OF]

                             COMPETITIVE BID REQUEST


The Chase Manhattan Bank, as Administrative Agent
Agent Bank Services Group
Grand Central Tower
140 East 45th Street
New York, NY 10017
Attention:  __________

with a copy to:
The Chase Manhattan Bank
270 Park Avenue
New York, NY 10017
Attention:  _____________
                                                                         [Date]

Ladies and Gentlemen:

        The undersigned, Sunbeam Corporation (the "Company"), refers to the $500,000,000 Competitive Advance and Revolving Credit Facility Agreement dated as of September 16, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among the Company, the Borrowing Subsidiaries party thereto, the Lenders party thereto and The Chase Manhattan Bank, as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

        The Company hereby gives you notice pursuant to Section 2.04(a) of the Agreement that it requests a Competitive Borrowing under the Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

(A)  Date of Competitive Borrowing
     (which is a Business Day)       -------------------

(B)  Principal amount of
     Competitive Borrowing (1)       -------------------

(C)  Currency                        -------------------

(D)  Interest Period and the
     last day thereof (2)            -------------------

--------
(1) Not less than $5,000,000 (and in integral multiples of $1,000,000) in the case of a Competitive Borrowing denominated in Dollars, and not less than the Dollar Equivalent of $5,000,000 in the case of a Competitive Borrowing denominated in an Alternative Currency, and not greater than the Total Commitment then available.

(2) Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

        Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Company shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.02(b) and (c) of the Agreement have been satisfied. Any amounts borrowed shall be deposited in
The Chase Manhattan Bank account number [     ].

                                Very truly yours,

                                SUNBEAM CORPORATION,

                                   by

                                       --------------------------
                                       Name:
                                       Title: [Financial Officer]

                                                                    EXHIBIT E-2

                                    [FORM OF]

                        NOTICE OF COMPETITIVE BID REQUEST


[Name of Lender]
[Address]

                                                                         [Date]

Attention:  [          ]

Ladies and Gentlemen:

        Reference is made to the $500,000,000 Competitive Advance and Revolving Credit Facility Agreement dated as of September 16, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among Sunbeam Corporation (the "Company"), the Borrowing Subsidiaries party thereto, the Lenders party thereto and The Chase Manhattan Bank, as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

        A Borrower made a Competitive Bid Request on ___________ , 19[ ], pursuant to Section 2.04(a) of the Agreement, and in that connection you are invited to submit a Competitive Bid by [Date]/[Time].(1) Your Competitive Bid must comply with Section 2.04(b) of the Agreement and the terms set forth below on which the Competitive Bid Request was made:

(A)  Date of Competitive Borrowing             -------------------


(B)  Principal amount of
     Competitive Borrowing                     -------------------


(C)  Currency                                  -------------------

(D)  Interest Period and the
     last day thereof                          -------------------


                                    Very truly yours,

                                    THE CHASE MANHATTAN BANK,
                                    as Administrative Agent,

                                      by
                                        ----------------------------
                                        Name:
                                        Title:

--------
(1) The Competitive Bid must be received by the Agent not later than 10:00 a.m., New York City time, on the Business Day of a proposed Competitive Borrowing.

                                    [FORM OF]

                                 COMPETITIVE BID


The Chase Manhattan Bank, as Administrative Agent
Agent Bank Services Group
Grand Central Tower
140 East 45th Street
New York, NY 10017
Attention:  __________

with a copy to:
The Chase Manhattan Bank
270 Park Avenue
New York, NY 10017
Attention:  _____________

                                                                        [Date]

Ladies and Gentlemen:

        The undersigned, [Name of Lender], refers to the $500,000,000 Competitive Advance and Revolving Credit Facility Agreement dated as of September 16, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among Sunbeam Corporation (the "Company"), the Borrowing Subsidiaries party thereto, the Lenders party thereto and The Chase Manhattan Bank, as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

        The undersigned hereby makes a Competitive Bid pursuant to Section 2.04(b) of the Agreement, in response to the Competitive Bid Request made by the Company on _____________ , 19[ ], and in that connection sets forth below the terms on which such Competitive Bid is made:

(A)  Principal Amount1               -------------------

(B)  Competitive Bid Rate            -------------------

(C)  Interest Period and last
     day thereof                     -------------------


-------- 1/Not less than $5,000,000 and in integral multiples of $1,000,000 in the case of a Competitive Borrowing denominated in Dollars, and not less than the Dollar Equivalent of $5,000,000 in the case of a Competitive Borrowing denominated in an Alternative Currency, and not greater than the requested Competitive Borrowing. Multiple bids will be accepted by the Agent.

        The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Agreement, to extend credit to the Borrower upon acceptance by such Borrower of this bid in accordance with Section 2.04(d) of the Agreement.


                                    Very truly yours,

                                    [NAME OF LENDER],

                                      by

                                         -------------------
                                         Name:
                                         Title:

                                                                    EXHIBIT E-4


                                    [FORM OF]

                      COMPETITIVE BID ACCEPT/REJECT LETTER


                                                                        [Date]

The Chase Manhattan Bank, as Administrative Agent
Agent Bank Services Group
Grand Central Tower
140 East 45th Street
New York, NY 10017
Attention:  __________

with a copy to:
The Chase Manhattan Bank
270 Park Avenue
New York, NY 10017
Attention:  _____________


Ladies and Gentlemen:

        The undersigned, Sunbeam Corporation (the "Company"), refers to the $500,000,000 Competitive Advance and Revolving Credit Facility Agreement dated as of September 16, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among the Company, the Borrowing Subsidiaries party thereto, the Lenders party thereto and The Chase Manhattan Bank, as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

        In accordance with Section 2.04(c) of the Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated ______________ , 19[ ], and in accordance with Section 2.04(d) of the Agreement, we hereby accept the following bids for maturity on [date]:


PRINCIPAL AMOUNT                    FIXED RATE                   LENDER

      $                             %
      $

We hereby reject the following bids:

PRINCIPAL AMOUNT                    FIXED RATE                   LENDER

      $                             %
      $

        The $ ___________ should be deposited in The Chase Manhattan Bank
account number [           ] on [date].


                                           Very truly yours,

                                            SUNBEAM CORPORATION,

                                              by
                                                 ------------------------
                                                 Name:
                                                 Title:

                                                                  SCHEDULE 2.01

                         REVOLVING CREDIT FACILITY ALLOCATIONS

-------------------------------------------------------------------------------
                                      CONTACT PERSON             U.S. DOLLAR
                                      AND TELEPHONE              EQUIVALENT
  NAME AND ADDRESS OF LENDER        AND TELECOPY NUMBERS         COMMITMENT
-------------------------------------------------------------------------------
ADMINISTRATIVE AGENT
-------------------------------------------------------------------------------
THE CHASE MANHATTAN BANK             Chris Gould                 $60,000,000
270 Park Avenue
New York, NY 10017                   Tel. #(718) 242-7969
                                     Fax #(718) 242-6909
Domestic Lending Office:

As above

Eurocurrency Lending Office:

As above

-------------------------------------------------------------------------------
CO-AGENTS
-------------------------------------------------------------------------------
BANK OF AMERICA ILLINOIS             Joycelyn Gay                $35,000,000
231 South LaSalle
Chicago, IL 60697                    Tel. #(312) 828-3801
                                     Fax #(312) 974-9626
Domestic Lending Office:

231 South LaSalle
Chicago, IL 60697

Eurocurrency Lending Office:

231 South LaSalle
Chicago, IL 60697
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                      CONTACT PERSON              U.S. DOLLAR
                                      AND TELEPHONE               EQUIVALENT
  NAME AND ADDRESS OF LENDER        AND TELECOPY NUMBERS          COMMITMENT
-------------------------------------------------------------------------------
THE BANK OF NEW YORK                David Siegel                  $35,000,000
One Wall Street
New York, NY 10286                  Tel. #(212) 635-1489
                                    Fax #(212) 635-6434
Domestic Lending Office:

101 Barclay Street
New York, NY 10007

Eurocurrency Lending Office:

101 Barclay Street
New York, NY 10007

-------------------------------------------------------------------------------
THE BANK OF NOVA SCOTIA             Cleve Bushey                 $35,000,000
600 Peachtree Street, N.E.
Suite 2700                          Tel. #(404) 877-1555
Atlanta, GA 30308                   Fax #(404) 888-8998

Domestic Lending Office:

600 Peachtree Street, N.E.
Suite 2700
Atlanta, GA 30308

Eurocurrency Lending Office:

600 Peachtree Street, N.E.
Suite 2700
Atlanta, GA 30308
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                      CONTACT PERSON             U.S. DOLLAR
                                      AND TELEPHONE              EQUIVALENT
  NAME AND ADDRESS OF LENDER        AND TELECOPY NUMBERS         COMMITMENT
-------------------------------------------------------------------------------
CREDIT LYONNAIS, NEW YORK           Pascal Seris                 $35,000,000
  BRANCH
303 Peachtree Street, N.E.          Tel. #(404) 524-3700
Suite 4400                          Fax #(404) 584-5249
Atlanta, GA 30308

Domestic Lending Office:

1301 Avenue of the Americas
New York, NY 10019

Eurocurrency Lending Office:

1301 Avenue of the Americas
New York, NY 10019

-------------------------------------------------------------------------------
THE FIRST NATIONAL BANK OF          Yvette Thompkins             $35,000,000
  CHICAGO
One First National Plaza            Tel. #(312) 732-1395
Chicago, IL 60670                   Fax #(312) 732-4840

Domestic Lending Office:

One First National Plaza
10th Floor, Suite 0634
Chicago, IL 60670

Eurocurrency Lending Office:

One First National Plaza
10th Floor, Suite 0634
Chicago, IL 60670
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                      CONTACT PERSON             U.S. DOLLAR
                                      AND TELEPHONE              EQUIVALENT
  NAME AND ADDRESS OF LENDER        AND TLECOPY NUMBERS          COMMITMENT
-------------------------------------------------------------------------------
FIRST UNION NATIONAL BANK OF        M. Walker Duvall             $35,000,000
  FLORIDA
200 East Broward Boulevard          Tel. #(954) 467-5392
9th Floor                           Fax # (954)467-4155
Fort Lauderdale, FL 33301

Domestic Lending Office:

200 East Broward Boulevard
9th Floor
Fort Lauderdale, FL 33301

Eurocurrency Lending Office:

200 East Broward Boulevard
9th Floor
Fort Lauderdale, FL 33301

-------------------------------------------------------------------------------
NATIONSBANK, N.A. (SOUTH)           Barbara Pollock              $35,000,000
100 Southeast 2nd Street
14th Floor                          Tel. #(704) 388-1112
Miami, FL 33131                     Fax #(704) 386-8694

Domestic Lending Office:

Independence Center
15th Floor
101 North Tryon Street
Charlotte, NC 28255

Eurocurrency Lending Office:

Independence Center
15th Floor
101 North Tryon Street
Charlotte, NC 28255
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                      CONTACT PERSON             U.S. DOLLAR
                                      AND TELEPHONE              EQUIVALENT
  NAME AND ADDRESS OF LENDER        AND TELECOPY NUMBERS         COMMITMENT
-------------------------------------------------------------------------------
THE NORTHERN TRUST COMPANY          Linda Honda                  $35,000,000
50 South LaSalle Street
Chicago, IL 60675                   Tel. #(312) 444-3532
                                    Fax #(312) 630-1566
Domestic Lending Office:

50 South LaSalle Street
Chicago, IL 60675

Eurocurrency Lending Office:

50 South LaSalle Street
Chicago, IL 60675

-------------------------------------------------------------------------------
WACHOVIA BANK OF GEORGIA,           Margie Mote                  $35,000,000
  N.A.                              (Mail Code-GA3940)
191 Peachtree Street, N.E.
Atlanta, GA 30303                   Tel. #(404) 332-5319
                                    Fax #(404) 332-5016
Domestic Lending Office:

191 Peachtree Street, N.E.
Atlanta, GA 30303

Eurocurrency Lending Office:

191 Peachtree Street, N.E.
Atlanta, GA 30303

-------------------------------------------------------------------------------
PARTICIPANTS
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                      CONTACT PERSON             U.S. DOLLAR
                                      AND TELEPHONE              EQUIVALENT
  NAME AND ADDRESS OF LENDER        AND TELECOPY NUMBERS         COMMITMENT
-------------------------------------------------------------------------------
BANK OF TOKYO--MITSUBISHI,          Sharon Durham                $25,000,000
  LTD.
Georgia-Pacific Center              Tel. #(404) 577-2960
Suite 4970                          Fax #(404) 577-1155
133 Peachtree Street, N.E.
Atlanta, GA 30303

Domestic Lending Office:

Georgia-Pacific Center
Suite 4970
133 Peachtree Street, N.E.
Atlanta, GA 30303

Eurocurrency Lending Office:

Georgia-Pacific Center
Suite 4970
133 Peachtree Street, N.E.
Atlanta, GA 30303

-------------------------------------------------------------------------------
CREDIT SUISSE                       Hazel Leslie                 $25,000,000
19 East 49th Street
New York, NY 10017                  Tel. #(212) 238-5218
                                    Fax #(212) 238 5246/47
Domestic Lending Office:
                                    with a copy of notifications
19 East 49th Street                       to:
New York, NY 10017
                                    Pamela Myers
Eurocurrency Lending Office:        Credit Suisse
                                    191 Peachtree Street, NE
19 East 49th Street                 Suite 3500
New York, NY 10017                  Atlanta, GA 30303-1757
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                      CONTACT PERSON             U.S. DOLLAR
                                      AND TELEPHONE              EQUIVALENT
  NAME AND ADDRESS OF LENDER        AND TELECOPY NUMBERS         COMMITMENT
-------------------------------------------------------------------------------
THE FUJI BANK, LIMITED              Masanobu Kobayashi           $25,000,000
Two World Trade Center
New York, NY 10048                  Tel. #(212) 898-2080
                                    Fax #(212) 912-0516
Domestic Lending Office:

Two World Trade Center
New York, NY 10048

Eurocurrency Lending Office:

Two World Trade Center
New York, NY 10048

-------------------------------------------------------------------------------
PNC BANK, KENTUCKY, INC.             Karen Carter             $25,000,000
500 West Jefferson Street
Louisville, KY 40202                 Tel. #(502) 581-3248
                                     Fax #(502) 581-2302
Domestic Lending Office:

500 West Jefferson Street
Louisville, KY 40202

Eurocurrency Lending Office:

500 West Jefferson Street
Louisville, KY 40202
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                      CONTACT PERSON             U.S. DOLLAR
                                      AND TELEPHONE              EQUIVALENT
  NAME AND ADDRESS OF LENDER        AND TELECOPY NUMBERS         COMMITMENT
-------------------------------------------------------------------------------
SAKURA BANK, LIMITED                Christy Joel                 $25,000,000
245 Peachtree Center Avenue
Suite #2703                         Tel. #(404) 521-3111
Atlanta, GA 30303                   Fax #(404) 521-1133

Domestic Lending Office:

245 Peachtree Center Avenue
Suite #2703
Atlanta, GA 30303

Eurocurrency Lending Office:

245 Peachtree Center Avenue
Suite #2703
Atlanta, GA 30303

-------------------------------------------------------------------------------